Exhibit 99.B(h)(2)(ii)

Schedule A

(to Administration Agreement

Dated January 1, 2020 )

Fund Name	Share Class(es)	Fee
Pacific FundsSM Portfolio Optimization Conservative	A, C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate-Conservative	A,C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Moderate	A,C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Growth	A,C, Advisor	0.15%
Pacific FundsSM Portfolio Optimization Aggressive-Growth	A,C, Advisor	0.15%
Pacific FundsSM Core Income	A,C, Advisor, I, P	0.15%
Pacific FundsSM Diversified Income	Advisor	0.15%
Pacific FundsSM Floating Rate Income	A, C, Advisor, I, P	0.15%
Pacific FundsSM High Income	A, C, Advisor, I, P	0.15%
Pacific FundsSM Large-Cap	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Large-Cap Value	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Short Duration Income	A, C, Advisor, I	0.15%
Pacific FundsSM Small/Mid-Cap	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Small-Cap	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Small-Cap Growth	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Small-Cap Value	A, C, Advisor, R6, P	0.15%
Pacific FundsSM Strategic Income	A, C, Advisor, I	0.15%
Pacific FundsSM Ultra Short Income	Advisor, I	0.15%
PF Currency Strategies Fund	P	0.15%
PF Developing Growth Fund	P	0.15%
PF Emerging Markets Fund	P	0.15%
PF Emerging Markets Debt Fund	P	0.15%
PF Growth Fund	P	0.15%
PF Inflation Managed Fund	P	0.15%
PF International Large-Cap Fund	P	0.15%
PF International Small-Cap Fund	P	0.15%
PF International Value Fund	P	0.15%
PF Large-Cap Value Fund	P	0.15%
PF Managed Bond Fund	P	0.15%
PF Mid-Cap Equity Fund	P	0.15%
PF Multi-Asset Fund	P	0.15%
PF Multi-Fixed Income Fund	P	0.15%
PF Real Estate Fund	P	0.15%
PF Short Duration Bond Fund	P	0.15%
PF Small-Cap Value Fund	P	0.15%

Effective:  Janaury 1, 2020

AGREED TO & ACCEPTED BY:

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

PACIFIC LIFE INSURANCE COMPANY

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President